Exhibit 99

News Release

Contact:	Randy Belote (Media)
703-280-2720
randy.belote@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports First Quarter 2013 Financial Results

•	EPS Increase 4 Percent to $2.03

•	Sales Total $6.1 Billion

•	6.5 Million Shares Repurchased

•	2013 Guidance Confirmed

FALLS CHURCH, Va. – April 24, 2013 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2013 net earnings of $489 million, or $2.03 per diluted share, compared with $506 million, or $1.96 per diluted share, in the first quarter of 2012. First quarter 2013 diluted earnings per share are based on 241 million weighted average shares outstanding compared with 258 million shares in the first quarter of 2012, a 7 percent decrease. The company repurchased 6.5 million shares of its common stock in the 2013 first quarter; $1 billion remains on its current share repurchase authorization.
“Strong operating performance and effective cash deployment drove first quarter results. Looking ahead, we recognize that we are operating in an uncertain and constrained budget environment. We are maintaining our focus on program performance, effective cash deployment and portfolio alignment as we drive to best serve our shareholders, customers and employees,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2013 Financial Results	2

Table 1 — Financial Highlights

	First Quarter
($ in millions, except per share amounts)	2013	2012
Sales	$6,104	$6,198
Segment operating income[1]	748	789
Segment operating margin rate[1]	12.3%	12.7%
Operating income	759	796
Operating margin rate	12.4%	12.8%
Net earnings	489	506
Diluted EPS	2.03	1.96
Cash provided by (used in) operations	1	(105)
Free cash flow	(39)	(186)

Pension-adjusted Operating Highlights
Operating income	759	796
Net FAS/CAS pension adjustment[1]	(33)	(32)
Pension-adjusted operating income[1]	$726	$764
Pension-adjusted operating margin rate[1]	11.9%	12.3%

Pension-adjusted Per Share Data
Diluted EPS	$2.03	$1.96
After-tax net pension adjustment per share[1]	(0.09)	(0.08)
Pension-adjusted diluted EPS[1]	$1.94	$1.88
Weighted average shares outstanding — Basic	236.4	253.1
Dilutive effect of stock options and stock awards	4.6	4.9
Weighted average shares outstanding — Diluted	241.0	258.0

[1]	Non-GAAP metric — see definitions at the end of this press release.

First quarter 2013 total operating income decreased $37 million or 5 percent, and operating margin rate decreased 40 basis points to 12.4 percent due to lower segment operating income. Segment operating income declined $41 million due to a 2 percent sales decline and a lower segment operating margin rate than in the prior year period. The change in segment operating margin rate includes the impact of a $91 million decrease in net favorable adjustments, which was partially offset by the reversal of a $26 million non-programmatic risk reserve in Electronic Systems.

As of March 31, 2013, total backlog was $39.4 billion compared with $40.8 billion as of Dec. 31, 2012, and includes new awards of $4.7 billion during the first quarter of 2013. The decline in backlog and new awards is due to customer response to the current U.S. government budget environment.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2013 Financial Results	3

Table 2 — Cash Flow Highlights

	First Quarter
($ millions)	2013	2012
Net cash provided by (used in) operating activities	$1	$(105)
Less:
Capital expenditures	(40)	(81)
Free cash flow[1]	$(39)	$(186)

[1]	Non-GAAP metric — see definitions at the end of this press release.
Net cash from operations through March 31, 2013, improved to a source of $1 million from a use of $105 million in the prior year period. The improvement reflects favorable working capital trends, including lower taxes paid than in the prior year period, which also contributed to improved free cash flow. First quarter 2013 free cash flow improved by $147 million due to higher cash from operations and a $41 million decline in capital spending.
Changes in cash and cash equivalents include the following items for cash from operations, investing and financing through March 31, 2013:

Operations

•	$1 million provided by operations

Investing

•	$40 million for capital expenditures

Financing

•	$456 million for repurchases of common stock

•	$130 million for dividends

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2013 Financial Results	4

2013 Guidance

($ in millions, except per share amounts)

Sales	~24,000

Segment operating margin %[1]	Low to mid 11%

Operating margin %	High 10% to Low 11%

Diluted EPS	6.85	—	7.15

Cash provided by operations before after-tax impact of discretionary pension pre-funding contributions[1,2]	2,100	—	2,400

Free cash flow before after-tax impact of discretionary pension pre-funding contributions[1,2]	1,700	—	2,000

[1] Non-GAAP metric - see definitions at the end of this press release.
[2] The company made a $500 million discretionary pension pre-funding contribution in April 2013

The company's 2013 financial guidance is unchanged from Jan. 30, 2013, and is based on the funding levels provided for by the FY 2013 appropriations bill enacted on March 26, 2013, as impacted by sequestration, and assumes that an appropriations bill or continuing resolution for FY 2014 will be in effect beginning on Oct. 1, 2013, in each case continuing to support and fund the company's programs.  Guidance for 2013 also assumes no disruption or shutdown of government operations resulting from a federal government debt ceiling breach and no cancellation or termination of any of our significant programs.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2013 Financial Results	5

Table 3 — Business Results
Consolidated Sales & Segment Operating Income1

	First Quarter
($ millions)	2013	2012	Change
Sales
Aerospace Systems	$2,485	$2,383	4%
Electronic Systems	1,721	1,724	—
Information Systems	1,674	1,844	(9%)
Technical Services	717	750	(4%)
Intersegment eliminations	(493)	(503)
	6,104	6,198	(2%)
Segment operating income[1]
Aerospace Systems	270	279	(3%)
Electronic Systems	296	304	(3%)
Information Systems	171	205	(17%)
Technical Services	65	70	(7%)
Intersegment eliminations	(54)	(69)
Segment operating income[1]	748	789	(5%)
Segment operating margin rate[1]	12.3%	12.7%	(40) bps
Reconciliation to operating income
Net pension adjustment[1]	33	32	3%
Unallocated corporate expenses	(19)	(23)	17%
Reversal of royalty income included above	(3)	(2)	(50%)
Operating income	759	796	(5%)
Operating margin rate	12.4%	12.8%	(40) bps
Interest expense	(53)	(53)	—
Other, net	6	13	(54%)
Earnings before income taxes	712	756	(6%)
Federal and foreign income tax expense	(223)	(250)	11%
Net earnings	$489	$506	(3%)

[1]	Non-GAAP metric — see definitions at the end of this press release.
Federal and foreign income tax expense totaled $223 million in the first quarter of 2013, compared with $250 million in the prior year period. The effective tax rate for the 2013 first quarter declined to 31.3 percent from 33.1 percent in the prior year period. The lower effective tax rate reflects the benefit of the American Taxpayer Relief Act, which reinstated research tax credits for years 2012 and 2013. In the first quarter of 2013 the company recorded $20 million for full year 2012 research tax credits and one quarter of expected 2013 research tax credits.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2013 Financial Results	6

Aerospace Systems ($ millions)

	First Quarter
	2013	2012	Change
Sales	$2,485	$2,383	4.3%
Operating income	270	279	(3.2)%
Operating margin rate	10.9%	11.7%
Aerospace Systems first quarter 2013 sales increased 4 percent due to higher volume for manned military aircraft and unmanned programs, which more than offset lower volume for space systems programs. The increase in military aircraft is principally due to higher F-35 volume resulting from the delivery of 10 units under low rate initial production lot 5 (LRIP 5), the first lot accounted for under the units-of-delivery method. There were no deliveries under LRIP 5 in the first quarter of 2012. Higher unmanned volume reflects the ramp-up of the NATO AGS and Fire Scout programs, and the decline in space systems sales is due to lower volume for restricted programs.
Aerospace Systems first quarter 2013 operating income declined 3 percent and operating margin rate was 10.9 percent. The decreases in operating income and margin rate are due to a lower level of net favorable adjustments than in the prior year period.
Electronic Systems ($ millions)

	First Quarter
	2013	2012	Change
Sales	$1,721	$1,724	(0.2)%
Operating income	296	304	(2.6)%
Operating margin rate	17.2%	17.6%
Electronic Systems first quarter 2013 sales are comparable to the prior year period and include higher volume for space and international programs, offset by lower volume for infrared countermeasures and laser systems due to in-theater force reductions, and by lower volume for combat avionics and maritime systems due to program completions.
Electronic Systems first quarter 2013 operating income decreased 3 percent, and operating margin rate was 17.2 percent. Lower 2013 operating income and margin rate reflect a $62 million reduction in net favorable adjustments, which was partially offset by the reversal of a $26 million non-programmatic risk reserve.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2013 Financial Results	7

Information Systems ($ millions)

	First Quarter
	2013	2012	Change
Sales	$1,674	$1,844	(9.2)%
Operating income	171	205	(16.6)%
Operating margin rate	10.2%	11.1%
Information Systems first quarter 2013 sales declined $170 million or 9 percent. The transfer of intercompany efforts to the company's shared services organization accounted for $25 million of the decline. Excluding the transfer, first quarter sales declined 8 percent due to program completions, lower funding levels across the existing program portfolio, and in-theater force reductions. Volume declined across a broad number of programs, and no single program accounted for a material amount of the total sales decline.
Information Systems first quarter 2013 operating income decreased 17 percent and operating margin rate was 10.2 percent. First quarter 2013 operating income and margin rate reflect lower sales and a lower level of net favorable adjustments than in the prior year period.

Technical Services ($ millions)

	First Quarter
	2013	2012	Change
Sales	$717	$750	(4.4)%
Operating income	65	70	(7.1)%
Operating margin rate	9.1%	9.3%
Technical Services first quarter 2013 sales declined 4 percent, principally due to portfolio shaping actions and lower volume for the ICBM and KC-10 programs.
Technical Services first quarter 2013 operating income decreased 7 percent, and operating margin rate was 9.1 percent. The decline in operating income is primarily due to lower sales; operating margin rate is comparable to the prior year period.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2013 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on April 24, 2013. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in aerospace, electronics, information systems, and technical services to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.

This release and the attachments contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” "anticipate,” “trends,” “guidance,” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, statements relating to our future financial condition and operating results. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, risks related to: the assumptions on which our guidance is based; our dependence on U.S. Government contracts; the effect of economic conditions in the United States and globally; changes in government and customer priorities and requirements; government budgetary constraints; shifts or reductions in defense spending resulting from sequestration under the Budget Control Act of 2011, a continuing resolution with limited new starts, the lack of annual appropriations legislation or otherwise; debt-ceiling limits and disruption to or shutdown of government operations; changes in import and export policies; changes in customer short-range and long-range plans; major program terminations; the acquisition, deferral, reduction or termination of contracts or programs; our ability to access capital; interest and discount rates or other changes that may impact pension plan assumptions and actual returns on pension plan assets; the outcome of litigation, claims, audits, appeals, bid protests and investigations; the adequacy of our insurance coverage and recoveries; the costs of environmental remediation; our ability to attract and retain qualified personnel; changes in organizational structure and reporting segments; acquisitions, dispositions, spin-off transactions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; the effects of legislation, regulations, and other changes in accounting, tax or defense procurement rules or practices; technical, operational or quality setbacks in contract performance; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, information technology attacks, natural disasters and other disruptions not under our control; and other risk factors and other important factors disclosed in our Form 10-K for the year ended December 31, 2012 and other filings with the Securities and Exchange Commission.
You should not put undue reliance on any forward-looking statements in this release. These forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2013	2012
Sales
Product	$3,421	$3,341
Service	2,683	2,857
Total sales	6,104	6,198
Operating costs and expenses
Product	2,631	2,527
Service	2,156	2,314
General and administrative expenses	558	561
Operating income	759	796
Other (expense) income
Interest expense	(53)	(53)
Other, net	6	13
Earnings before income taxes	712	756
Federal and foreign income tax expense	223	250
Net earnings	$489	$506

Basic earnings per share	$2.07	$2.00
Weighted-average common shares outstanding, in millions	236.4	253.1
Diluted earnings per share	$2.03	$1.96
Weighted-average diluted shares outstanding, in millions	241.0	258.0

Net earnings (from above)	$489	$506
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	80	50
Change in cumulative translation adjustment	(16)	6
Other comprehensive income, net of tax	64	56
Comprehensive income	$553	$562

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions	March 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$3,183	$3,862
Accounts receivable, net of progress payments	3,050	2,858
Inventoried costs, net of progress payments	930	798
Deferred tax assets	524	574
Prepaid expenses and other current assets	159	300
Total current assets	7,846	8,392
Property, plant and equipment, net of accumulated depreciation of $4,215 in 2013 and $4,146 in 2012	2,829	2,887
Goodwill	12,437	12,431
Non-current deferred tax assets	1,510	1,542
Other non-current assets	1,292	1,291
Total assets	$25,914	$26,543

Liabilities
Trade accounts payable	$1,225	$1,392
Accrued employee compensation	938	1,173
Advance payments and billings in excess of costs incurred	1,801	1,759
Other current liabilities	1,591	1,732
Total current liabilities	5,555	6,056
Long-term debt, net of current portion	3,937	3,930
Pension and post-retirement benefit plan liabilities	6,025	6,085
Other non-current liabilities	928	958
Total liabilities	16,445	17,029

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2013—235,102,831; 2012—239,209,812	235	239
Paid-in capital	2,461	2,924
Retained earnings	11,496	11,138
Accumulated other comprehensive loss	(4,723)	(4,787)
Total shareholders’ equity	9,469	9,514
Total liabilities and shareholders’ equity	$25,914	$26,543

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2013	2012
Operating activities
Sources of cash
Cash received from customers
Collections on billings	$4,582	$4,921
Progress payments	1,213	1,021
Other cash receipts	27	27
Total sources of cash	5,822	5,969
Uses of cash
Cash paid to suppliers and employees	(5,649)	(5,858)
Pension contributions	(26)	(17)
Interest paid, net of interest received	(80)	(78)
Income taxes paid, net of refunds received	(26)	(92)
Other cash payments	(40)	(29)
Total uses of cash	(5,821)	(6,074)
Net cash provided by (used in) operating activities	1	(105)
Investing activities
Capital expenditures	(40)	(81)
Maturities of short-term investments	—	250
Other investing activities, net	2	—
Net cash (used in) provided by investing activities	(38)	169
Financing activities
Common stock repurchases	(456)	(263)
Cash dividends paid	(130)	(127)
Proceeds from exercises of stock options	17	40
Other financing activities, net	(73)	(34)
Net cash used in financing activities	(642)	(384)
Decrease in cash and cash equivalents	(679)	(320)
Cash and cash equivalents, beginning of year	3,862	3,002
Cash and cash equivalents, end of period	$3,183	$2,682

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2013	2012
Reconciliation of net earnings to net cash provided by (used in) operating activities
Net earnings	$489	$506
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	110	120
Stock-based compensation	24	26
Excess tax benefits from stock-based compensation	(17)	(27)
Deferred income taxes	31	—
(Increase) decrease in assets:
Accounts receivable, net	(195)	(267)
Inventoried costs, net	(125)	60
Prepaid expenses and other assets	(9)	(119)
Increase (decrease) in liabilities:
Accounts payable and accruals	(560)	(635)
Income taxes payable	209	169
Retiree benefits	71	77
Other, net	(27)	(15)
Net cash provided by (used in) operating activities	$1	$(105)

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	March 31, 2013			December 31, 2012
$ in millions	FUNDED (1)	UNFUNDED (2)	TOTAL BACKLOG	TOTAL BACKLOG
Aerospace Systems	$10,971	$7,994	$18,965	$19,594
Electronic Systems	7,675	1,671	9,346	9,471
Information Systems	3,485	4,551	8,036	8,541
Technical Services	2,425	638	3,063	3,203
Total	$24,556	$14,854	$39,410	$40,809

(1)	Funded backlog represents firm orders for which funding is authorized and appropriated by the customer.

(2)
Unfunded backlog represents firm orders for which as of the reporting date, funding is not authorized and appropriated by the customer. Unfunded backlog excludes unexercised contract options and unfunded indefinite delivery, indefinite quantity (ID/IQ) orders.

New Awards — The estimated value of contract awards included in backlog during the three months ended March 31, 2013, was $4.7 billion.

Northrop Grumman Reports First Quarter 2013 Financial Results	14

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Pension-adjusted diluted EPS: Diluted EPS excluding the after-tax net pension adjustment per share, as defined below. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS, as reconciled in Table 1, as an internal measure of financial performance.
Free cash flow: Cash provided by (used in) operating activities less capital expenditures (including outsourcing contract & related software costs). We use free cash flow as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Net FAS/CAS pension adjustment: Pension expense determined in accordance with GAAP less pension expense allocated to the operating segments under U.S. Government Cost Accounting Standards (CAS). Net pension adjustment is presented in Table 1.
After-tax net pension adjustment per share: The per share impact of the net pension adjustment as defined above, after tax at the statutory rate of 35%, provided for consistency and comparability of 2013 and 2012 financial performance as presented in Table 1.
Pension-adjusted operating income: Operating income before net pension adjustment as reconciled in Table 1. Management uses pension-adjusted operating income as an internal measure of financial performance.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating margin rate, as reconciled in Table 1, as an internal measure of financial performance.
Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income are unallocated corporate expenses, including unallowable or unallocable portions of management and administration, legal, environmental, certain compensation and retiree benefits, and other expenses; net pension adjustment; and reversal of royalty income included in segment operating income. Management uses segment operating income, as reconciled in Table 3, as an internal measure of financial performance of our individual operating segments.
Segment operating margin rate: Segment operating income as defined above, divided by sales. Management uses segment operating margin rate, as reconciled in Table 3, as an internal measure of financial performance.
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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media